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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of MapInfo Corporation on the Post-Effective Amendment No. 1 to Forms S-8 (Registration Nos. 33-74660, 33-74662, 33-74664, 33-78406, 33-88780, 333-22973,
333-22975, 333-24545 and 333-4268) of our report dated November 5, 1996, on our audits of the consolidated financial statements and financial statement schedule of MapInfo Corporation and Subsidiaries as of September 30, 1996 and 1995, and for each of the three years in the period ended September 30, 1996, which report is included in the Annual Report on Form 10K/A.



                                        /s/ COOPERS & LYBRAND L.L.P.


Albany, New York
November 5, 1997